                           EIGHTH AMENDMENT TO LEASE        Exhibit (10)(i)
                           -------------------------

     This Eighth Amendment to Lease (this "Amendment") is made as of January 31, 2000 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 ("Landlord"), and The Northern Trust Company, an Illinois banking corporation.

                                   Recitals
                                   --------

     A. American National Bank and Trust Company of Chicago, as Trustee under Trust No. 65287 ("Prior Landlord") and Tenant entered into that certain Lease dated August 27, 1985 (the "Original Lease") as amended by that certain First Amendment to Agreement of Lease dated August 15, 1986 (the "First Amendment"), that certain Second Amendment to Agreement of Lease dated August 6, 1987 (the "Second Amendment"), and that certain Third Amendment to Agreement of Lease dated May 20, 1988 (the "Third Amendment").

     B. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

     C. Landlord and Tenant further amended the Original Lease by that certain Fourth Amendment to Agreement of Lease dated May 1, 1990, that certain Fifth Amendment to Agreement of Lease dated January 12, 1995, that certain Sixth Amendment to Agreement of Lease dated November 30, 1995 and that certain Seventh Amendment dated February 24, 1998 (the "Seventh Amendment"). The Original Lease, as amended by all of the aforedescribed amendments, is hereinafter referred to as the "Lease." All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

     D. Pursuant to the Lease, Tenant now leases from Landlord approximately 240,688 rentable square feet, (subject to the terms of the Seventh Amendment), in the building located at 181 West Madison Street, Chicago, Illinois.

     E. Landlord and Tenant have agreed to expand the Premises and wish to confirm their agreements regarding such expansion in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. 20th Floor Expansion Space. Effective as of the 20th Floor Expansion Space Commencement Date (as hereinafter defined), and continuing until March 31, 2005 (such date, the "20th Floor Expansion Space Expiration Date") (such period, the "20th Floor Expansion Space Term"), the Premises shall be expanded to include that certain space on the 20th floor of the Building, containing approximately 21,804 rentable square feet and depicted on Exhibit A attached hereto and incorporated herein by this reference (the "20th Floor Expansion Space"). As used herein, the "20th Floor Expansion Space Commencement Date" means the earlier to occur of (i) the date substantial completion of the Work (as defined in Paragraph 4(c) below), or (ii) May 1,2000. As of the 20th Floor Expansion Space Commencement Date, the Premises shall be deemed to contain, in the aggregate, approximately 262,492 rentable square feet. Following the occurrence of the 20th Floor Expansion Space Commencement Date, Landlord and Tenant shall confirm in writing the 20th Floor Expansion Space Commencement Date and the 20th Floor Expansion Space Expiration Date. From and after the date on which Tenant executes and delivers this Amendment, Tenant shall have the right to enter the Premises to make inspections and measurements of the space. Notwithstanding anything to the contrary contained herein, but subject to the conditions and requirements set forth in Paragraph 4 below, Tenant shall have the right to enter the Premises and to begin to improve the 20th Floor Expansion Space for Tenant's purposes from and after the date on which this Amendment is fully executed, in which event all of the provisions of the Original Lease applicable to occupancy of premises shall apply and be in full force and effect as to the 20th Floor Expansion Space, other than, the obligation to pay Rent, which shall commence on the 20th Floor Expansion Space Commencement Date. Notwithstanding the foregoing and the requirements set forth in Paragraph 4 below, Tenant shall have the right to perform the demolition portion of its tenant improvements to the 20th Floor Expansion Space upon Landlord's approval of Tenant's demolition plans and contractors performing such work, which approval shall not be unreasonably withheld and which shall be given (or denied, with specific reasons therefor) within three (3) business days of Tenant's submission of such information to Landlord.

     2. 20th Floor Expansion Space Base Rent. Tenant shall pay Base Rent in consideration for the leasing of the 20th Floor Expansion Space for the 20th Floor Expansion Space Term, in accordance with the following schedule:


            Period                      Annual Base   Annual Base  Monthly Base
                                          Rent Per        Rent         Rent
                                        Square Foot
20th Floor Expansion Space                $21.00       $457,884.00   $38,157.00
Commencement Date to April 30, 2001
May 1, 2001 to April 30, 2002             $21.63       $471,620.52   $39,301.71
May 1, 2002 to April 30, 2003             $22.28       $485,793.12   $40,482.76
May 1, 2003 to April 30, 2004             $22.95       $500,401.80   $41,700.15
May 1, 2004 to March 31, 2005             $23.64           N/A       $42,953.88

Base Rent shall be paid promptly on the first day of each and every calendar month during the 20th Floor Expansion Space Term.

     3. Rent Adjustments - Operating Expenses. During the 20th Floor Expansion Space Term and with respect to the 20th Floor Expansion Space, Tenant shall pay Tenant's Proportionate Share of Operating Expenses and Operating Expense Deposits as described in

Paragraph 5 of the Original Lease. Tenant's Proportionate Share shall be 28.5766% as of the 20th Floor Expansion Space Commencement Date. No Rent Adjustment (as described in Paragraph 5.B) shall be payable with respect to the leasing of the 20th Floor Expansion Space.

     4. Condition of Space and Tenant Improvements. Tenant agrees to accept the 20th Floor Expansion Space in its "as is" condition as of the date of this Amendment and agrees that Landlord has made no promise, representation or agreement regarding any improvements, alterations or renovations of the 20th Floor Expansion Space, except that Landlord represents and warrants that, as of the date of this Amendment, (a) the current electrical service for the 20th floor includes an 800-amp main which shall provide Tenant with over 10 watts of electricity per square foot of the 20th Floor Expansion Space for lights, outlets and Tenant's supplemental heating, ventilating and air conditioning ("HVAC"), (b) there is electrical service provided as part of the basic Building services for emergency lighting general power requirements for the basic HVAC service, and (c) a main floor disconnect switch service feeder and wireway, a CT cabinet, a meter socket, branch circuit relay panels, relays, conduit, wire, and associated feeders are currently installed in the 20th Floor Expansion Premises. Tenant shall be permitted to construct leasehold improvements to such space, and Landlord will contribute an allowance to the cost thereof, in accordance with the following provisions:

          (a) Tenant shall, at Tenant's sole cost and expense (subject to the Allowance, as defined below), cause to be prepared and submitted to the Landlord for Landlord's prior approval, at such time as Tenant desires, plans and specifications (the "Tenant's Plans"), including, but not limited to, all space plans, working drawings, mechanical and engineering drawings disclosing all construction to be performed to build out the 20th Floor Expansion Space. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved) Tenant's Plans within five (5) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans expeditiously and Landlord shall review the same and notify the Tenant of its approval or disapproval within three (3) business days thereafter in the same manner as required for the initial submittal. Landlord's approval shall not be unseasonably withheld or delayed. Landlord's authorized representative ("Landlord's Representative") for the purpose of Tenant's deliveries or to communications to Landlord shall be Andrew Bartucci or such other person as is designated by Landlord in writing. Tenant shall not commence any work in the 20th Floor Expansion Space until Tenant's Plans have been approved.

          (b) Tenant is hereby granted the right to utilize contractors of Tenant's own choice to build out the 20th Floor Expansion Space, subject to Landlord's approval as to the qualifications of such contractor which shall not be unreasonably withheld. Landlord hereby approves Valenti, or Bulley Andrews. The contractor chosen by Tenant is hereinafter referred to as "Tenant's Contractor". All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. Such work performed by Tenant's Contractor shall comply with the Americans With Disabilities Act, and with all insurance requirements and all other ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois or any department or agency thereof. Tenant shall permit Landlord's Representative (and an architect or engineer designated by Landlord) to observe all construction operations within the 20th Floor Expansion Space performed by Tenant's Contractor, provided that no supervision fee shall be charged by Landlord. Such observation by persons on behalf of Landlord shall be solely and only for the benefit of Landlord. Tenant shall pay to the Landlord the cost of any materials purchased from Landlord at Landlord's actual invoice cost for said items. Tenant shall not be charged for hoisting. No silence or statement by any person acting on behalf of Landlord shall be deemed or construed as an assumption by said persons or Landlord of any responsibility for or in relation to the construction of the 20th Floor Expansion Space or any guarantee that the work completed within the 20th Floor Expansion Space complies with legal requirements, complies with Tenant's Plans, or is suitable or acceptable to the Tenant for Tenant's intended business purposes. Tenant shall furnish to Landlord, prior to commencement of any work in the 20th Floor Expansion Space, building permits (or such other documentation as is required by the City of Chicago to commence such work) and certificates of appropriate insurance. Upon completion of any installations, alterations or additions, Tenant shall furnish Landlord with building permits (to the extent not previously required and furnished), and with contractor's affidavits and full and final waivers of lien covering all labor and material expended and used in constructing the 20th Floor Expansion Space. Tenant shall hold Landlord harmless and indemnify Landlord from all claims and costs, damages, liens and expenses which may arise out of or are connected in any way with said construction by Tenant's Contractor.

          (c) The cost of all work (the "Work") necessary to build out all of the 20th Floor Expansion Space (including, but not limited to, all labor, material, permits and working drawings and design costs) shall, subject to the Allowance granted herein, be the responsibility of Tenant. Landlord agrees to contribute an allowance of up to Three Hundred Twenty-Seven Thousand Sixty Dollars ($327,060.00) (the "Allowance") toward the cost of the Work. The Allowance shall be paid in one lump sum payment by Landlord to Tenant within ten (10) business days following Tenant's submission to Landlord of a contract or contracts evidencing that the cost of the Work equals or exceeds the amount of the Allowance. As the Work progresses, Tenant shall require and collect, and submit copies to Landlord of, general contractor's statements, architect certificates (as to substantial completion of the stages of the Work as payments are being made therefor) and partial and final lien waivers, as the case may be, covering all Work (including design costs) for which the Allowance is being used to pay costs thereof. Tenant shall be responsible for collecting and submitting to Landlord the final lien waivers from all contractors, subcontractors and materialmen involved in the Work. If any mechanic lien is filed with respect to the Work, Tenant shall cause such lien to be discharged and removed from public record within thirty(30) days after such filing, or insure or bond over such lien to Landlord's reasonable satisfaction within such thirty (30) day period, failing which Landlord may take whatever steps are reasonably necessary to do so, at Tenant's sole cost and expense.

          (d) The 20th Floor Expansion Space shall, upon expiration of the 20th Floor Expansion Space Term, be left by Tenant in its then "as is" condition, broom clean and, notwithstanding anything to the contrary contained in the Lease, Landlord shall have no right to require Tenant to remove any of the improvements made to the 20th Floor Expansion Space.

     5. Termination Option. Subject to the terms and provisions hereinafter set forth, Tenant shall have the one-time option to terminate the Lease, as to the 20th Floor Expansion Space only, effective as of March 31, 2003 (such date of termination, the "Termination Date"), which option shall be exercised, time being of the essence, by written notice given by Tenant to Landlord no later than December 31, 2001. Tenant's termination notice shall be accompanied by payment to Landlord in cash or by certified or cashier's check of 50% of the "Termination Fee" (as hereinafter defined). The other 50% of the Termination Fee shall be paid no later than February 28, 2003. The effectiveness of Tenant's exercise of the termination option is conditioned upon Tenant paying to Landlord such portions of the Termination Fee by such dates. As used herein, the "Termination Fee" shall be an amount equal to the sum of (i) the unamortized portion (applying an interest rate of 10% per annum) of the Allowance and leasing commissions paid by Landlord in connection with the leasing of the 20th Floor Expansion Space, in the aggregate amount of $422,453.00, and (ii) three
(3) full months of the then escalated "gross rent" (i.e., Base Rent and Operating Expense Deposits). No termination hereunder shall be effective unless Tenant has paid the foregoing amounts to Landlord at the times required under this Paragraph 5.

     If Tenant so elects to terminate this Lease as to the 20th Floor Expansion Space, then, effective as of the Termination Date, the Lease as to the 20th Floor Expansion Space shall be deemed to have expired by lapse of time and Tenant shall return the 20th Floor Expansion Space to Landlord on the Termination Date in accordance with the requirements of this Lease. All obligations of either party to the other which accrue under the Lease as to the 20th Floor Expansion Space on or before the Termination Date shall survive such termination and neither the exercise of such right nor such termination shall affect Landlord's remedies on account of any default by Tenant existing prior to the Termination Date.

     6. Renewal Option. Landlord hereby grants to Tenant the option to extend the 20th Floor Expansion Space Term on the same terms, conditions and provisions as contained in this Amendment (excluding the provisions of Paragraph 4 and 5 of this Amendment), except as otherwise provided herein, for one period of five (5) years (such period being referred to as the "Option Period"), which option may be exercised by Tenant independently of any other options provided for in the Lease and notwithstanding that the Lease may terminate with respect to other portions of the Building currently leased by Tenant. Tenant's Proportionate Share as to the 20th Floor Expansion Space alone, is 2.3737%.

     (a) Tenant's option to extend shall be exercisable by written notice from Tenant to Landlord given no later than twelve (12) months prior to the expiration of the 20th Floor Expansion Space Term, time being of the essence. If the option is not so exercised, such option shall thereupon expire.

          (b) Monthly Base Rent per square foot of rentable area payable during the Option Period shall be equal to 95% of the market rate, as determined the same manner as is prescribed in Section 33.D of the Original Lease.

          (c) Tenant may only exercise this option to extend, and an exercise thereof shall only be effective, if at the time of Tenant's exercise and on the Option Period commencement date, the Lease is in full force and effect and Tenant is not in material default under the Lease (after expiration of any applicable notice and cure period). In addition to the condition set forth in the first sentence of this subparagraph (c), if Tenant is in material default under the Lease (after expiration of any applicable notice and cure period) within thirty (30) days prior to the Option Period commencement date, and has not cured or is not in the process of diligently curing such default prior to said commencement date, then, at Landlord's option, Tenant's right to exercise its option may be terminated and rendered null and void by notice thereof from Landlord to Tenant. No sublessee or assignee shall be entitled to exercise this option to renew the 20th Floor Expansion Space Term, except under the following circumstances: (i) a successor by merger or other consolidation with Tenant or an acquirer of substantially all of the assets of Tenant may exercise this option to renew, and (ii) a sublessee of the entire 20th Floor Expansion space for the remainder of the 20th Floor Expansion Term, or an assignee of the Lease (as to the 20th Floor Expansion Space) which has been approved by Landlord, may exercise this option to renew if and only if (A) Landlord agreed, at the time of granting its consent to the assignment, that such assignee would have the right to exercise this option, and (B) Tenant agreed, at the time of its assignment, to remain fully liable under the Lease (as to the 20th Floor Expansion Space) through the Option Period. Notwithstanding anything to the contrary contained herein, the terms and conditions of this Paragraph 6(c) shall only apply if Tenant renews the Lease as to the 20th Floor Expansion Space pursuant to this renewal option. If Tenant renews the Lease as to the 20th Floor Expansion Space pursuant to
     Section 33 of the Original Lease (as amended by the Second Amendment), this Paragraph 6(c) shall not apply to such renewal.

          (d) Upon the valid exercise by Tenant of its option to extend, at the request of either party hereto, Landlord and Tenant shall enter into a written supplement to the Lease confirming the terms, conditions and provisions applicable to the Option Period as determined in accordance with the provisions of this Section, with such revisions to the Base Rent provisions of this Lease as may be necessary to conform those provisions to the rental rate applicable to the Option Period. No new options to extend shall be deemed to be created by a valid exercise of this extension option and no other provisions inapplicable to the Option Period such as, but not limited to, an obligation to construct or pay for construction of improvements or to grant rent abatements, shall be construed to govern the Option Period.

     7. Brokers. Tenant represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not dealt with any real estate brokers in connection with this Eighth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and

Staubach Midwest, LLC, initiated or participated in the negotiation of this Eighth Amendment, submitted or showed the 20th Floor Expansion Space or any other space in the Building to Tenant or is entitled to any commission or fee in connection with this Eighth Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other party for broker commission or fees in connection with this Eighth Amendment who claim to have dealt with the Tenant.

     Landlord represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not deal with any real estate brokers in connection with this Eighth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Eighth Amendment, submitted or showed the 20th Floor Expansion Space or any other space in the Building, on behalf of Landlord, to Tenant or is entitled to any commission or fee in connection with this Eighth Amendment. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of Douglas Elliman-Beitler and Staubach Midwest, LLC and any other party for broker commissions or fees in connection with this Eighth Amendment who claim to have dealt with the Landlord.

     8. Y2K. If any of the Building systems or other equipment are, or have been, required to be repaired or altered to remedy interruptions or malfunctions in services or operations caused by the so called "Y2K" problem (i.e., the transition of such systems and equipment from 1999 operation to 2000 operation), Landlord will promptly undertake such repairs or alterations at its own expense, not subject to inclusion as Operating Expenses. If any capital improvements or replacement of capital equipment is necessitated by such interruptions or malfunctions, the costs of such improvements or replacements shall be borne solely by Landlord and excluded from Operating Expenses.

     9. Merger. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Eighth Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Eighth Amendment, or surrender of the Premises (including the 20th Floor Expansion Space) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord an no act by any representative or agent of Landlord other than delivery of such a written agreement and acceptance by Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Eighth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Eighth Amendment, are null and void, unless specifically incorporated herein by reference.

     10. Exoneration Clause. This Eighth Amendment is executed by the undersigned, American National Bank and Trust Company of Chicago, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertaking sand agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


LANDLORD:                            AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                     CHICAGO, not individually, but solely as Trustee under Trust Agreement dated April
                                     5, 1990 and known as Trust No. 110513-07


                                     By:  /s/David Rosenfeld
                                        -----------------------------
                                     Title:  Assistant Vice President
                                           --------------------------

                                     Attest: Attestation not required by
                                     American National Bank and Trust Company of
                                     Chicago Bylaws
                                                        ______________ Secretary

                                     THE NORTHERN TRUST COMPANY



                                     By:  /s/Wayne LaChance
                                        -----------------------------
                                     Title:  Vice President
                                           --------------------------

                                   EXHIBIT A
                                   ---------

                          20TH FLOOR EXPANSION SPACE
                          --------------------------